UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2022

PEABODY ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware			1-16463		13-4004153
(State or other jurisdiction of incorporation)			(Commission File Number)		(I.R.S. Employer Identification No.)

701 Market Street,	St. Louis,	Missouri			63101-1826
(Address of principal executive offices)					(Zip Code)

Registrant's telephone number, including area code:				(314)	342-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐			Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐			Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐			Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐			Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BTU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 23, 2022, Peabody Investments Corp. (“PIC”), a wholly owned subsidiary of Peabody Energy Corporation (the “Company”), entered into a commitment agreement (the “Agreement”) relating to the Peabody Investments Corp. Retirement Plan (the “Plan”) with The Prudential Insurance Company of America (“Prudential”) and Fiduciary Counselors Inc., as independent fiduciary to the Plan. Under the Agreement, the Plan will purchase a group annuity contract (the “Group Annuity Contract”) from Prudential for approximately $500 million and Prudential will reimburse the Plan for future benefit payments to be made to the Plan’s participants. Under the terms of this transaction, the Plan will continue to administer and pay the retirement benefits of Plan participants but will be reimbursed by Prudential for the payment of all benefits covered by the Group Annuity Contract. There will be no impact on the monthly retirement benefits paid to Plan participants.

The purchase of the Group Annuity Contract will be funded directly by the Plan’s assets. There will be no material impact on PIC’s planned contributions for benefit plans in 2022 or on the Company’s earnings in 2022 as a result of this transaction. The transaction contemplated by the Agreement is subject to closing conditions that are customary for transactions of this nature, including certain termination clauses. Assuming all the closing conditions are met, the Company expects the transactions to be completed on March 30, 2022.

The foregoing summary of the Agreement is qualified in its entirety by reference to the text of the Agreement, a copy of which will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the fiscal quarter ending March 31, 2022.

Certain statements in this Current Report on Form 8-K are or may be considered forward-looking statements, such as statements relating to the financial impact of the transactions contemplated by the Agreement. These statements reflect Company management’s current views and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these statements. Factors which could cause actual results to differ include but are not limited to (i) the successful fulfillment or waiver of all closing conditions contained in the Agreement without unexpected delays or conditions; (ii) the successful closing of the transactions contemplated by the Agreement within the estimated timeframe; (iii) the failure to realize the expected benefits from the transaction or delay in realization thereof; and (iv) other factors that can be found in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEABODY ENERGY CORPORATION

March 28, 2022	By: /s/ Scott T. Jarboe
Name: Scott T. Jarboe
Title: Chief Administrative Officer and Corporate Secretary

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